Exhibit 99.1

SUBSCRIPTION AGREEMENT

FOR

RMR INDUSTRIALS, INC.

UNITS ($10.00 PER UNIT)

Persons interested in purchasing units (“Units”) of RMR Industrials, Inc., a Nevada corporation (the “Company”), with each Unit consisting of one (1) share of Class B Common Stock and one warrant to purchase one (1) share of Class B Common Stock, must complete and return this Subscription Agreement along with their delivery of the total subscription amount (“Subscription Payment”) via wire, certified or bank cashier’s check. All Subscription Payments shall be made in US Dollars. Subject only to acceptance hereof by the Company, in its discretion, the undersigned hereby subscribes for the number of Units and at the Subscription Payment amount set forth below. An accepted copy of this Agreement will be returned to the subscriber as a receipt, and the physical stock certificate will be delivered to each subscriber within ten (10) days of the Company’s acceptance of their subscription.

SUBSCRIPTION PAYMENTS - Subscription Payment is to be remitted in the form of a wire transfer. Bank instructions are detailed in Exhibit B.

SECURITIES OFFERED - The Company is offering (the “Offering”) up to 700,000 Units, with each Unit consisting of one (1) share of Class B Common Stock and a warrant to purchase one (1) share Class B Common Stock (“Warrant”), in the form attached hereto as Exhibit A. The Offering shall terminate on the earlier of (i) the date when the sale of all Units is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the Offering prior the completion of the sale of all Units, or (iii) December 31, 2015.

SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of Units shown in the following table.

NUMBER OF UNITS =

Multiply by Price of Units (x $10.00 per Unit)

Aggregate Subscription Payment = $

Please register the Units, which I am purchasing in the following name(s):

As (check one)

__Individual	__	Tenants in Common	__Existing Partnership
__Joint Tenants	__	Corporation	__Trust
__IRA	__	Minor with adult custodian under the Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):

Signature of Subscriber	Signature of Co-Subscriber

Name of Subscriber (Printed)	Name of Co-Subscriber (Printed)

Address	Address of Co-Subscriber

Address	Address of Co-Subscriber

Telephone Number	Telephone Number of Co-Subscriber

U.S. Social Security or Tax ID Number (if any)	U.S. Social Security or Tax ID Number of Co-Subscriber (if any)

ACCEPTED BY:

RMR Industrials, Inc.,

a Nevada corporation

By:

Date:

EXHIBIT A

Form of Warrant

EXHIBIT B

Wire Instructions

Domestic Wires

All incoming wire transfers within the United States are received by Banc of California and then forwarded to the customer’s account based on the wiring instructions below.

Beneficiary Bank:	Banc of California
Beneficiary Bank Address:	18500 Von Karman Ave Ste. 1100, Irvine, CA 92612
ABA/Routing Number:	322274527

Beneficiary Name:	RMR Industrials, Inc.
Beneficiary Account #:	2030018282

International Wires

To receive USD funds from any foreign country, follow the wire instructions below.

Beneficiary Bank:

Beneficiary Bank SWIFT:	BCLFUS66XXX
Beneficiary Bank Name:	Banc of California
Beneficiary Bank Address:	18500 Von Karman Ave Ste. 1100, Irvine, CA 92612

Beneficiary Name:	RMR Industrials, Inc.
Beneficiary Address:	9595 Wilshire Blvd., Suite 310, Beverly Hills, CA 90212
Beneficiary Account #:	2030018282